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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                CHASE CAPITAL IV
                  (Exact name of registrant as specified in its
                              certificate of trust)
Delaware                                                  13-3967697
(State of incorporation                                   (IRS Employer
or organization)                                          Identification Number)

c/o The Chase Manhattan Corporation
270 Park Avenue
New York, New York                                        10017
(Address of principal executive offices)                  (Zip Code)

                         THE CHASE MANHATTAN CORPORATION
                  (Exact name of registrant as specified in its
                          certificate of incorporation)
       Delaware                                             13-2624488
(State of incorporation                                   (IRS Employer
or organization)                                          Identification Number)

270 Park Avenue
New York, New York
(Address of principal executive offices)                  10017
                                                          (Zip Code)

If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and                12(g) of the Exchange Act and
is effective pursuant to                     is effective pursuant to
General Instruction A.(c),                   General Instruction A.(d),
please check the following                   please check the following
box. (x)                                     box. ( )

Securities Act registration statement file numbers to which this form relates:
333-37567 and 333-37567-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered         Name of each exchange on which
---------------------------------------         each class is to be registered
                                                ------------------------------


Chase Capital IV                                New York Stock Exchange
7.34% Capital Securities, Series D
  (and the Guarantee by The Chase Manhattan
  Corporation with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
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Item 1. Description of Registrant's Securities to be Registered.

                  The 7.34% Capital Securities, Series D ("Capital Securities"), of Chase Capital IV, a statutory business trust created under the laws of Delaware ("Capital IV"), registered hereby, represent beneficial ownership interests in the assets of Capital IV and are guaranteed by The Chase Manhattan Corporation, a Delaware corporation ("Chase"), to the extent set forth in the Guarantee executed by Chase and The Bank of New York, as Guarantee Trustee (the "Guarantee"), a form of which is incorporated herein by reference to Exhibit
4.26 to the Registration Statement on Form S-3 (the "Registration Statement") of Chase and Capital IV (File Nos. 333-37567 and 333-37567-01), filed with the Securities and Exchange Commission (the "Commission"). The particular terms of the Capital Securities and the Guarantee are described in the prospectus, which forms a part of the Registration Statement, as supplemented by the prospectus supplement dated November 24, 1997 and filed with the Commission pursuant to Rule 424(b) on November 26, 1997 (the "Prospectus"). The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below. Such Prospectus as may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) is hereby incorporated by reference.

Item 2. Exhibits.

               Filed herewith:

               1. Prospectus pertaining to the offer and sale of the Capital
                  Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

               2. Certificate of Trust of Chase Capital IV (incorporated by reference to Exhibit 4.21 to the Registration Statement).

               3. Form of Amended and Restated Trust Agreement between The Chase
                  Manhattan Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.24 to the Registration Statement).

               4. Form of Capital Security (included as Exhibit D to Exhibit
                  4.24 to the Registration Statement and incorporated by reference to such Exhibit).

               5. Form of Guarantee between The Chase Manhattan Corporation, as
                  Guarantor, and The Bank of New York, as Guarantee Trustee (incorporated by reference to Exhibit 4.26 to the Registration Statement).

               6. Junior Subordinated Indenture between The Chase Manhattan
                  Corporation and The Bank of New York, as Debenture Trustee (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).


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                  Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, Chase Capital IV and The Chase Manhattan Corporation have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.



Date: November 24, 1997        CHASE CAPITAL IV


                               By: The Chase Manhattan Corporation, as Depositor

                               By:  /s/ ANTHONY J. HORAN
                                   ---------------------------------------------

                               Name:      Anthony J. Horan
                               Title:     Corporate Secretary



                               THE CHASE MANHATTAN CORPORATION

                               By:  /s/ ANTHONY J. HORAN
                                   ---------------------------------------------

                               Name:      Anthony J. Horan
                               Title:     Corporate Secretary